As filed with the U.S. Securities and Exchange Commission on December 1, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tessera Holding Corporation

(Exact name of Registrant as specified in its charter)

Delaware	81-4465732
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3025 Orchard Parkway

San Jose, California 95134

(408) 321-6000

(Address, including zip code, and telephone number,
including area code, of principal executive offices)

DTS, Inc. 2014 New Employee Incentive Plan

DTS, Inc. 2013 Employee Stock Purchase Plan

DTS, Inc. 2013 Foreign Subsidiary Employee Stock Purchase Plan

DTS, Inc. 2012 Equity Incentive Plan

SRS Labs, Inc. 2006 Stock Incentive Plan

(Full titles of the Plans)

Thomas Lacey

Chief Executive Officer

Tessera Holding Corporation

3025 Orchard Parkway

San Jose, California 95134

(408) 321-6000

(Name and address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Leif King Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, California 94301 (650) 470-4500	Paul Davis Senior Vice President, General Counsel and Secretary Tessera Holding Corporation 3025 Orchard Parkway San Jose, California 95134 (408) 321-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share(1)	1,510,677(2)	N/A	$64,173,559(3)	$7,438

(1)	Represents the maximum number of shares issuable in connection with stock options and restricted stock units granted under the above-referenced plans of DTS, Inc. (“DTS”) that were assumed by Tessera Holding Corporation (f/k/a Tempe Holdco Corporation) (the “Registrant”) on December 1, 2016, pursuant to the Agreement and Plan of Merger, dated as of September 19, 2016 (the “Merger Agreement”), by and among the Registrant, Tessera Technologies, Inc., DTS and the other parties thereto, whereby DTS became a wholly owned subsidiary of the Registrant. The amount of common stock, par value $0.001 per share, of the Registrant being registered is based upon the product obtained by multiplying (i) an aggregate of 1,426,710 shares of common stock, $0.0001 per share, of DTS (“DTS common stock”) issuable in connection with stock options and restricted stock units granted under the above-referenced plans of DTS that were assumed by the Registrant by (ii) the exchange ratio of 1.0591 computed in accordance with the formula set forth in the Merger Agreement, computed on a grant-by-grant basis and rounding down to the nearest whole share.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based on the average of the high and low sale prices of DTS common stock on the NASDAQ Global Select Market on November 30, 2016 of $42.48.

Proposed sales to take place as soon after the effective date of this Registration Statement as awards granted under the plans are granted, purchased and/or distributed.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the U.S. Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, unless otherwise specified or the context requires otherwise, we use the terms the “Registrant,” “we,” “us” and “our” to refer to Tessera Holding Corporation and its subsidiaries.

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents, except for the portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof or otherwise not filed with the Commission, which are deemed not to be incorporated by reference into this Registration Statement:

(1)	The Registrant’s Current Reports on Form 8-K filed on December 1, 2016;

(2)	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed by Tessera Technologies, Inc. (“Tessera”) on February 22, 2016, including the information specifically incorporated by reference therein from Tessera’s definitive proxy statement on Schedule 14A filed on March 15, 2016;

(3)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed by Tessera on May 2, 2016, August 2, 2016 and November 1, 2016, respectively;

(4)	All other reports filed by the Registrant or Tessera pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report referenced above, in each case solely to the extent filed and not furnished; and

(5)	The description of the Registrant’s common stock contained in Exhibit 99.1 to its Current Report on Form 8-K filed on December 1, 2016.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement. Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

Our bylaws provide that we shall indemnify each of our directors and officers to the maximum extent and the manner permitted by the DGCL, including in circumstances in which indemnification is otherwise discretionary under Delaware law. Our certificate of incorporation also provides that we shall indemnify each of our directors and officers to the fullest extent permitted by the DGCL. In addition, we intend to enter into separate indemnification agreements with our directors, officers and certain employees to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees. We also intend to maintain director and officer liability insurance, if available on reasonable terms.

These indemnification provisions and the indemnification agreements entered into between us and our officers and directors may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The above summary is qualified in its entirety by reference to the complete text of the DGCL, our certificate of incorporation and our bylaws.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

A list of exhibits filed with this Registration Statement is set forth on the Index to Exhibits included with this Registration Statement and is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on December 1, 2016.

TESSERA HOLDING CORPORATION

By:	/s/ Thomas Lacey
Thomas Lacey
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Thomas Lacey and Paul E. Davis, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Thomas Lacey Thomas Lacey	Director and Chief Executive Officer (Principal Executive Officer)	December 1, 2016

/s/ Robert Andersen Robert Andersen	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 1, 2016

/s/ Richard S. Hill Richard S. Hill	Chairman of the Board of Directors	December 1, 2016

/s/ Tudor Brown Tudor Brown	Director	December 1, 2016

/s/ John Chenault John Chenault	Director	December 1, 2016

/s/ George A. Riedel George A. Riedel	Director	December 1, 2016

/s/ Christopher A. Seams Christopher A. Seams	Director	December 1, 2016

/s/ Donald E. Stout Donald E. Stout	Director	December 1, 2016

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

4.1	Restated Certificate of Incorporation of Tessera Holding Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed December 1, 2016)

4.2	Amended and Restated Bylaws of Tessera Holding Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed December 1, 2016)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

99.1	DTS, Inc. 2014 New Employee Incentive Plan (incorporated by reference to Exhibit 10.1 to DTS’s Current Report on Form 8-K (File No. 000-50335), filed August 20, 2014)

99.2	Amendment No. 1 to DTS, Inc. 2014 New Employee Incentive Plan (incorporated by reference to Exhibit 99.3 to DTS’s Registration Statement on Form S-8 (No. 333-206283), filed August 10, 2015)

99.3	Amendment No. 2 to DTS, Inc. 2014 New Employee Incentive Plan (incorporated by reference to Exhibit 99.3 to DTS’s Registration Statement on Form S-8 (No. 333-207899), filed November 9, 2015)

99.4	DTS, Inc. 2013 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.1 to DTS’s Registration Statement on Form S-8 (No. 333-190677), filed August 16, 2013)

99.5	DTS, Inc. 2013 Foreign Subsidiary Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.2 to DTS’s Registration Statement on Form S-8 (No. 333-190677), filed August 16, 2013)

99.6	DTS, Inc. 2012 Equity Incentive Plan and Amendment No. 1 (incorporated by reference to Appendix A to DTS’s Definitive Proxy Statement on Schedule 14A (File No. 000-50335), filed April 14, 2015)

99.7	SRS Labs, Inc. 2006 Stock Incentive Plan, as amended and restated on August 9, 2012 (incorporated by reference to Exhibit 4.4 to DTS’s Registration Statement on Form S-8 (No. 333-183289), filed August 13, 2012)